UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 28, 2008



                              SILGAN HOLDINGS INC.
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             (Exact name of Registrant as specified in its charter)


          Delaware                     000-22117                 06-1269834
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                       N/A
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          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                             Section 8--Other Events

Item 8.01.    Other Events.

On February 28, 2008, the Registrant announced that its Board of Directors declared a quarterly cash dividend on its common stock of $0.17 per share, payable on Mach 25, 2008 to the holders of record of common stock of the Registrant on March 11, 2008, representing a 6.25 percent increase in the Registrant's quarterly cash dividend. For additional information regarding this announcement, refer to Exhibit 99.1 filed with this Current Report on Form 8-K.


                  Section 9--Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                    Description
-----------                    -----------

99.1 Press Release dated February 28, 2008 announcing the declaration of an increased quarterly cash dividend.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SILGAN HOLDINGS INC.


                                    By:  /s/ Frank W. Hogan, III
                                         --------------------------------------
                                         Frank W. Hogan, III
                                         Senior Vice President, General Counsel
                                          and Secretary



Date:  February 29, 2008

                                INDEX TO EXHIBITS



Exhibit No.                      Description
-----------                      -----------

  99.1              Press  Release  dated  February  28,  2008   announcing  the
                    declaration of an increased quarterly cash dividend.